                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                     FRONTLINE CAPITAL GROUP
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            FRONTLINE CAPITAL GROUP
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 2001

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of FrontLine Capital Group (the "Company" or "FrontLine") will be held on June 28, 2001 at 10:00 a.m. at the MGM theater located adjacent to the lobby at 1350 Avenue of the Americas, New York, New York 10019, for the following purposes:

       1. To elect three Class III directors of the Company to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

       2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and

       3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on April 30, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                               BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Mitchell D. Rechler
                                               MITCHELL D. RECHLER
                                               SECRETARY

New York, New York
May 11, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            FRONTLINE CAPITAL GROUP
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FrontLine Capital Group (the "Company" or "FrontLine") for use at the 2001 Annual Meeting of Stockholders of the Company to be held on June 28, 2001 and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to
(1) vote upon the election of three Class III directors of the Company,
(2) ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001 and (3) act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are first being sent to stockholders on or about
May 11, 2001. The Board of Directors has fixed the close of business on April 30, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 36,848,074 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

    The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is sufficient for the election of the Class III directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for each of the ratification of the selection of the Company's auditors and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Delaware law, abstentions and broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will not be counted as votes cast and will have no effect on the results of the votes.

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 2000 Annual Report, including financial statements for the fiscal year ended December 31, 2000, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of eight members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

    At the Annual Meeting, three directors will be elected to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Sidney Braginsky, Ronald S. Cooper and Douglas A. Sgarro to serve as Class III directors (the "Nominees"). Each of the Nominees is currently serving as a Class III director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

    The following table and biographical descriptions set forth certain information with respect to the three Nominees for election as Class III directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2002 and 2003 and the executive officers of the Company, based upon information furnished to the Company by each director and executive officer.

                                                                           AMOUNT AND NATURE OF
                                                                DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT OF
NAME                                                   AGE       SINCE      OF COMMON STOCK(1)     CLASS(2)
----                                                 --------   --------   --------------------   ----------
CLASS III NOMINEES FOR ELECTION AT 2001 ANNUAL
  MEETING (TERM TO EXPIRE IN 2004)
  Sidney Braginsky.................................     63        2000              45,000(3)           *
  Ronald S. Cooper.................................     62        1999              55,000(4)           *
  Douglas A. Sgarro................................     42        2000              45,000(5)           *

CLASS I CONTINUING DIRECTORS (TERM EXPIRES IN 2002)
  Scott H. Rechler.................................     33        1998           2,245,550(6)        5.96%
  Paul F. Amoruso..................................     40        1998              51,980(7)           *

CLASS II CONTINUING DIRECTORS (TERM EXPIRES IN
  2003)
  Michael Maturo...................................     39        1998           1,212,967(8)        3.23%
  Mitchell D. Rechler..............................     41        1998           1,453,308(9)        3.91%
  Roger M. Rechler.................................     59        1998           1,220,271(10)       3.28%

------------------------

*   Less than one percent

(1) All information has been determined as of April 23, 2001. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within sixty days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3) Represents (a) 10,000 shares of Common Stock owned directly and (b) options to purchase 35,000 shares of Common Stock.

(4) Represents (a) 20,000 shares of Common Stock owned directly and (b) options to purchase 35,000 shares of Common Stock.

(5) Represents (a) 10,000 shares of Common Stock owned directly and (b) options to purchase 35,000 shares of Common Stock.

(6) Represents (a) 1,376,789 shares of Common Stock owned directly, (b) 4,715 shares of Common Stock owned through trusts, (c) 22,895 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 841,151 shares of Common Stock.

(7) Represents (a) 16,480 shares of Common Stock owned directly and (b) options to purchase 35,500 shares of Common Stock.

(8) Represents (a) 507,639 shares of Common Stock owned directly and
    (b) options to purchase 705,328 shares of Common Stock.

(9) Represents (a) 1,086,621 shares of Common Stock owned directly, (b) 2,490 shares of Common Stock owned through trusts, (c) 40,700 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 323,497 shares of Common Stock.

(10) Represents (a) 830,683 shares of Common Stock owned directly, (b) 36,763 shares of Common Stock owned through trusts, (c) 29,328 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 323,497 shares of Common Stock.

NOMINEES FOR ELECTION AT 2001 ANNUAL MEETING--TERM TO EXPIRE IN 2004

    RONALD S. COOPER serves as a Director of FrontLine. Mr. Cooper was the Managing Partner of the Long Island office of Ernst & Young LLP, one of the "Big 5" accounting firms. A partner in that firm and its predecessors from 1973 through 1998, he held several positions including Partner-in-charge of the New York office's Privately Owned Business Group. Mr. Cooper is well known in the Long Island business community having served on numerous civic and charitable boards, including the Long Island Association where he was Treasurer for eight years. He has a significant contact base among the investment and banking communities and spent much of his career working with growth-oriented companies. In 1999, Mr. Cooper co-founded LARC Strategic Concepts LLC, a consulting firm serving emerging and early-stage companies. Mr. Cooper is a director of Concord Camera Corp., a public corporation engaged in the manufacture of cameras and related products.

    SIDNEY BRAGINSKY serves as a Director of FrontLine. Mr. Braginsky has a long history of leadership in science and technology. Mr. Braginsky was a senior executive for 20 years with Olympus America, Inc., a global leader in the development and application of sophisticated optical technology and solutions for consumers, health care and industry. From 1994 to 2000, Mr. Braginsky was President of Olympus America. Prior to joining Olympus America, Mr. Braginsky was Executive Vice President of the Scientific Products Group. Mr. Braginsky serves on a number of corporate and academic boards, including serving as Chairman of the Robert Chambers Laboratory, City College of New York, as a Board Member of the Long Island Museum of Science and Technology and as Chairman of the Executive Board of Advisors for the College of Management, C.W. Post College.

    DOUGLAS A. SGARRO serves as a Director of FrontLine. Mr. Sgarro has been Senior Vice President--Administration and Chief Legal Officer of CVS Corporation, the largest retail drug store chain in the country, and President of CVS Realty Co., the real estate and construction division of CVS Corporation, since September 1997. Mr. Sgarro is responsible for overseeing all legal, real estate and property management matters for CVS. He also oversees a newly-formed organization responsible for procurement of all not-for-resale items and strategic sourcing matters. Mr. Sgarro currently serves on the Board of Directors of the Rhode Island Economic Development Corporation, and previously served as a member of the Board of Directors of the Providence Children's Museum. He also serves on the Business Advisory Council of the University of Virginia Law School and is a member of the Corporate Executive Board--General Counsel Roundtable, the American Bar Association--Business Law Section and the International Council of Shopping Centers. Prior to joining CVS, Mr. Sgarro was a partner at the Manhattan offices of the international law firm of Brown & Wood LLP from January 1993 to August 1997. Mr. Sgarro is a graduate of Hamilton College and the University of Virginia School of Law.

CLASS I CONTINUING DIRECTORS--TERM EXPIRES IN 2002

    SCOTT H. RECHLER serves as the President and Chief Executive Officer of FrontLine and is also Chairman of its Board of Directors. Mr. Rechler conceived of, and was primarily responsible for, the spin-off of FrontLine from Reckson Associates Realty Corp. ("Reckson") which occurred in June 1998. In that regard, Mr. Rechler is credited with recognizing the trend of small to medium-sized businesses toward outsourcing space and infrastructure solutions. Mr. Rechler is also President, Co-CEO and

Director of Reckson and has been a member of senior management since 1989.
Mr. Rechler is a graduate of Clark University and received a Masters Degree in Finance from New York University. He is the son of Roger M. Rechler.

    PAUL F. AMORUSO serves as a Director of FrontLine. Since 1983, Mr. Amoruso has been the Managing Director of Oxford & Simpson Realty, Inc. of Jericho, New York. Prior to that time, he was President of Lanstar International
Realty, Inc., a real estate advisory services firm. Mr. Amoruso is President of Island Hospitality Associates and is a member of the Board of Directors of the Nature Conservancy. He is a co-founder of the Long Island Commercial Industrial Brokers Society and is a licensed real estate broker in New York and Connecticut.

CLASS II CONTINUING DIRECTORS--TERM EXPIRES IN 2003

    MICHAEL MATURO serves as Director and Treasurer of FrontLine. Mr. Maturo is responsible for supervision of the Company's financial, treasury, tax and reporting functions. From the Company's formation through October 2000, Mr. Maturo also served as Executive Vice President and Chief Financial Officer of the Company. Mr. Maturo serves as Executive Vice President, Chief Financial Officer and Treasurer of Reckson. Previously, Mr. Maturo was a Senior Manager at E&Y Kenneth Leventhal, where he specialized in diverse phases of financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall University with a degree in accounting and finance and is a certified public accountant. Mr. Maturo is also a director of HQ Global Workplaces, Inc.

    MITCHELL D. RECHLER serves as Director and Secretary of FrontLine.
Mr. Rechler also serves as Co-Chief Operating Officer and Director of Reckson and is President of Reckson Management Group, Inc. (the "Management Company"). From 1981 to 1985, he was employed by Reckson in various non-supervisory roles, including positions in property management, construction, acquisitions and space leasing. From 1986 through May 1999, Mr. Rechler served as an Executive Vice President of Reckson, responsible for all leasing activities including the coordination of leasing and marketing strategies and overseeing tenant relations. Mr. Rechler has served as President of the Management Company since its organization in 1991. Mr. Rechler serves on the Executive Committee of the Children's Medical Fund of Schneider Children's Hospital of Long Island Jewish Medical Center and as a member of the Board of Directors of the Long Island Friends of the Arts. He is a graduate of Emory University.

    ROGER M. RECHLER serves as a Director of FrontLine. Mr. Rechler is also Vice-Chairman of the Board, Director and Executive Vice President of Development of Reckson. Prior to the initial public offering of Reckson in June 1995, Mr. Rechler was a co-founder and general partner of Reckson. Mr. Rechler is responsible for the supervision of development, property construction, architectural and design services, interior construction and property management for Reckson. Mr. Rechler attended Adelphi University. Mr. Rechler is the father of Scott H. Rechler.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    JEFFREY D. NEUMANN serves as Executive Vice President and Chief Investment Officer of FrontLine. Prior to June 1999, Mr. Neumann served as Senior Vice President of the Company. Prior to joining FrontLine in 1998, Mr. Neumann was a Vice President in GE Capital's private equity investment subsidiary. While at GE Capital, Mr. Neumann was involved in numerous investments in start-up and growth companies. Previously, Mr. Neumann was the President of a manufacturing company and of a health care company. He started his career with the investment banking firm of Bear, Stearns & Co. Inc. in New York. Mr. Neumann is a director of OnSite Access, Inc. and RealtyIQ Corp. Mr. Neumann holds an MBA in Finance from New York University Stern School of Business. Mr. Neumann is 39 years old.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company has an eight member Board of Directors. The Board of Directors held fifteen meetings during fiscal year 2000. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of which he was a member during 2000.

    AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Amoruso, Braginsky and Cooper, makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagements, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held four meetings during fiscal year 2000.

    EXECUTIVE COMMITTEE.  The Company does not have an Executive Committee.

    COMPENSATION COMMITTEE. The Compensation Committee, which consists of Messrs. Amoruso and Cooper, makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's stock option plans. The Compensation Committee held three meetings during fiscal year 2000.

DIRECTOR COMPENSATION

    Each of the independent directors of the Company receives an annual director's fee of $7,500. Each independent director also receives $500 for each regular quarterly meeting of the Board of Directors attended, $500 for each special meeting of the Board of Directors attended, $500 for each special telephonic meeting of the Board of Directors participated in and $500 for each committee meeting attended. Each independent director appointed or elected for the first time receives an initial option to purchase 20,000 shares of Common Stock at the market price of the Common Stock on the date of grant. In addition, following their first year of appointment, each of the Company's independent directors who is serving as a director of the Company on the fifth business day following each annual meeting of stockholders receives an option to purchase 10,000 shares of Common Stock at the market price of the Common Stock on the date of grant. All options granted to independent directors vest on the date of grant. In addition, in February 2001, the Board of Directors approved the grant of 10,000 shares of Common Stock and options to purchase 15,000 shares of Common Stock to each of the Company's independent directors.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since the Company's formation in July 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Ernst & Young LLP also serves as the independent auditors of Reckson. Mr. Cooper was a partner of Ernst & Young LLP and certain of its predecessors from 1973 through 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

FEE DISCLOSURE

    AUDIT FEES. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal year were $870,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

    ALL OTHER FEES. The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $2,515,000. These fees primarily relate to acquisitions, filings with the Securities and Exchange Commission (the "Commission") and non-financial information systems consulting.

    Upon consideration, the Audit Committee has determined that the provision by Ernst & Young LLP of the services described under "Financial Information System Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence from management and the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                         REPORT OF THE AUDIT COMMITTEE

    THE FOLLOWING IS A REPORT BY THE COMPANY'S AUDIT COMMITTEE REGARDING THE RESPONSIBILITIES AND FUNCTIONS OF THE AUDIT COMMITTEE.

    The Audit Committee, on behalf of the Board of Directors of the Company, serves as an independent and objective party to monitor the Company's financial reporting process and internal control system and to review and appraise the audit efforts of the Company's independent auditors. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter, a copy of which is attached as Appendix A to this annual proxy statement. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company's Annual Report and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    Additionally, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the auditors' independence from management and the Company.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee
                                          of the Board of Directors of the
                                          Company:

                                          Paul F. Amoruso
                                          Ronald S. Cooper
                                          Sidney Braginsky

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding the compensation awarded for the past three fiscal years to Scott H. Rechler, the President and Chief Executive Officer of the Company, and two executive officers of the Company whose total base salary and bonus, on an annualized basis, exceeded $100,000 for the fiscal year ended December 31, 2000 (the "Named Executive Officers").

                                                                       LONG-TERM COMPENSATION
                                                                    ----------------------------
                                             ANNUAL COMPENSATION      SHARES       RESTRICTED
                                            ---------------------   UNDERLYING        STOCK
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)    OPTIONS(#)   AWARDS($)(2)(3)   OTHER($)(6)
---------------------------      --------   ---------   ---------   ----------   ---------------   -----------
Scott H. Rechler...............    2000           --           --         --               --             --
Chief Executive Officer and        1999           --    1,000,000    250,000        1,243,750(4)          --
President                          1998           --           --    757,818          346,875(5)      40,500(7)

Jeffrey D. Neumann.............    2000      300,000      225,000         --               --             --
Executive Vice President and       1999      200,000      600,000    175,000          746,250(4)          --
Chief Investment Officer           1998      150,000      150,000    358,709          693,750(5)      45,000(7)

Eileen Serra(1)................
Executive Vice President
and Chief Operating Officer        2000       72,692       73,600    325,000               --             --

------------------------

(1) Ms. Serra joined the Company in September 2000 and ceased to be employed by the Company on April 6, 2001. Salary for 2000 represents the pro rata portion of her annual salary of $300,000.

(2) Calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the date of grant. Although the Company has not previously paid any dividends on its Common Stock, the restricted stock will be entitled to dividends if any are declared on the Common Stock.

(3) Through December 31, 2000, the aggregate number of shares of restricted stock granted to the Named Executive Officers totaled 305,000 shares for an aggregate dollar value of $4,056,000, based on the closing price of the Common Stock on December 29, 2000.

(4) Represents an award of 50,000 shares (with respect to Mr. Rechler) and 30,000 shares (with respect to Mr. Neumann) of restricted Common Stock of the Company at a price of $24.875 per share, the closing price on the date of grant.

(5) Represents an award of 75,000 shares (with respect to Mr. Rechler) and 150,000 shares (with respect to Mr. Neumann) of restricted Common Stock of the Company at a price of $4.625 per share, the closing price on the date of grant. The stock grant with respect to Mr. Rechler vested in full on January 1, 2000. Two-thirds of Mr. Neumann's stock grant vests over three years and the remaining one-third vested over two years.

(6) Excludes (i) loan forgiveness in fiscal 2000 to Mr. Rechler and Mr. Neumann in the amount of $537,542 and $1,111,762, respectively, pursuant to the terms of tax loans issued to each officer pursuant to the terms of restricted stock awards granted for fiscal 1998 and (ii) tax gross-up payments in fiscal 2000 to Mr. Rechler and Mr. Neumann in the amount of $1,511,496 and $1,647,428, respectively, pursuant to the terms of restricted stock awards granted for fiscal 1998 and 1999.

(7) Represents a grant of shares of common stock in OnSite Access, Inc. ("OnSite"), a privately-held company which is approximately 22% owned by the Company, at a price of $0.45 per share.

                       OPTION GRANTS FOR FISCAL YEAR 2000

    The Company granted Ms. Serra options to purchase 325,000 shares of common stock in connection with her acceptance of employment with the Company. Other than Ms. Serra, the Company did not grant options to purchase shares of common stock to any other of the Named Executive Officers for the year ended December 31, 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                 AGGREGATED FISCAL YEAR-END 2000 OPTION VALUES

    The following table sets forth the value of options held at the end of 2000 by the Named Executive Officers and information concerning each exercise of stock options by the Named Executive Officers during the 2000 fiscal year.

                                                              NUMBER OF SHARES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS                IN-THE-MONEY OPTIONS
                                                            AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                         SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                     ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ---------------   -----------   -----------   -------------   -----------   -------------
Scott H. Rechler.......          --              --        757,818        250,000       9,280,799            --
Jeffrey D. Neumann.....          --              --        342,043        141,666       3,073,782       216,798
Eileen Serra(2)........          --              --        162,500             --         434,184            --

------------------------

(1) The value of unexercised in-the-money options at fiscal year-end is based on the $13.2969 closing price of the Common Stock on December 29, 2000, less the exercise price.

(2) In connection with her separation from the Company, Ms. Serra forfeited 162,500 options to purchase common stock and all of her remaining unvested options became immediately exercisable.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

    In March 2000, the Company adopted a long-term incentive plan (the "Plan"). The Plan is intended to provide an incentive to key employees of the Company based upon the actual economic gain realized by the Company on its holdings. Under the Plan, participants may purchase or be granted interests in investments made by the Company, unless the Compensation Committee excludes an investment from consideration under the Plan. Interests under the Plan may be in the form of a profits interest in Distributable Gains (as described below) for a particular investment or an ownership interest in a partnership established by the Company to hold a portion of one or more of its investments. Under the Plan, participants collectively are not permitted to acquire more than a 12.5% economic interest in any investment. Interests under the plan generally vest over four years, although the Compensation Committee may accelerate vesting. In addition, interests become fully vested upon a participant's death or disability. If a participant is terminated by the Company for Cause, the participant forfeits all of his or her vested and non-vested interests.

    For fiscal year 2000, the Compensation Committee awarded certain of the Named Executive Officers a right to receive distributions from the Company based upon the net profits received by the Company (a "Profits Interest") from Company investments made in 1998, 1999 and 2000 (the "Plan Vintage Years"), excluding investments made through Reckson Strategic Venture Partners. Distributions from the Profit Interests are triggered if the disposition or other capital event with respect to a particular investment results in a Realized Gain (as described below) with respect to the investment of at least 100%. If this condition is met, the participants are entitled to a distribution equal to the Distributable Gain, multiplied by both their Profits Interest percentage and the percentage in which they are vested. If the percentage that a participant is vested later increases, the participant will receive an additional distribution based on the increased vesting calculated in the same manner as the previously vested award.

    With respect to any investment, the Realized Gain is generally the aggregate pre-tax gain realized by the Company upon the disposition of such investment (or the occurrence of a Capital Event (as described below) with respect to the investment), reduced by all transaction and other costs attributable to such investment. Distributable Gain generally means the Realized Gain with respect to an investment, reduced by the amount of realized and unrealized losses with respect to other Company investments that have not previously been taken into account in determining a Distributable Gain under the Plan. The Distributable Gain relating to investments made in the same company during different years is allocated among plan participants having interests relative to such years based upon the relating amounts of investment in such years. A Capital Event is generally any (i) disposition of an investment in exchange for cash or readily marketable securities, (ii) public offering of securities in or with respect to the investment, (iii) other direct or indirect conversion or exchange of the Company's interest in the investment entity into cash or readily marketable securities or (iv) other event triggering distributions with respect to Profits Interests as determined by the Compensation Committee in its sole discretion.

    The Plan is designed to reflect the economic gain realized by the Company on its holdings and in determining Realized Gain all losses on other investments are used to set-off any gain.

    The description of the Plan contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which has been filed with the Commission.

    Set forth below is a table of the Profit Interests awards granted in fiscal year 2000 to the Named Executive Officers.

                                                                        ESTIMATED FUTURE PAYOUTS
                                                                     -------------------------------
NAME                     # OF UNITS/SHARES         MATURATION        THRESHOLD    TARGET    MAXIMUM
----                   ---------------------  ---------------------  ---------   --------   --------
Scott H. Rechler.....        3.75% of         Capital Event for an   0           (4)        None
                        Distributable Gain    Investment Resulting
                        from Investments(1)   in 100% Realized Gain

Jeffrey D. Neumann...  1.9% of Distributable  Capital Event for an   0           (4)        None
                             Gain from        Investment Resulting
                          Investments(1)      in 100% Realized Gain

Eileen Serra.........           --                     --            --          --         --

------------------------

(1) Represents the weighted average of the percentage of the Distributable Gain awarded with respect to investments made by the Company during the Plan Fiscal Years. The Named Executive Officers were granted 0% with respect to Investments made in 2000.

(2) Represents a percentage of the Distributable Gain awarded with respect to investments made by the Company during the fiscal year ended December 31, 1999.

(3) Represents a percentage of the Distributable Gain awarded with respect to investments made by the Company during the fiscal year ended December 31, 2000.

(4) Estimated target payout level on a Named Executive Officer's Profits Interest is indeterminable since the payout level is determined based on future gain, if any, on Company investments.

                    EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    The Company is a party to an employment agreement with Jeffrey D. Neumann. The term of employment is at-will and provides for a minimum annual base salary of $150,000. The agreement also provides for an annual discretionary bonus of up to 100% of base salary. The agreement contains non-competition covenants in favor of the Company for one year following the date employment is terminated either voluntarily or for Cause.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    THE ROLE OF THE COMMITTEE. The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes, oversees and directs the Company's executive compensation policies and programs, administers the Company's stock option and long-term incentive plans and seeks to ensure that the Company's executive compensation philosophy is consistent with the Company's best interests.

    COMPENSATION PHILOSOPHY AND REVIEW. The Compensation Committee seeks to align executive compensation with the Company's business objectives and strategies, management programs and financial performance. The Company's compensation philosophy for executive officers serves three principal purposes:
(i) to provide a total compensation package for executive officers that is competitive with the current market for executive talent and enables the Company to attract and retain key executive and employee talent needed to achieve the Company's business objectives, (ii) to provide key executives with motivation to perform to the full extent of their abilities in an effort to maximize Company performance to deliver enhanced value to the Company's stockholders and
(iii) to encourage senior management's long-term equity ownership in the Company.

    Typically, the Compensation Committee reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all cash bonuses, stock option grants and other long-term incentive grants awarded to all key employees. However, in connection with the Company's restructuring in October 2000, the full Board of Directors reviewed and approved severance terms for the Company's remaining employees and approved the limited bonuses to be paid to the Company's executive officers in respect of fiscal 2000. In light of the Company's restructuring, it was determined that executive officers of the Company, other than Mr. Neumann and Ms. Serra, would not receive a bonus for the year ended December 31, 2000.

    In determining compensation levels for 2000, the Board of Directors took into consideration the Company's performance and accomplishments during 2000. In particular, the Board of Directors noted that the merger in May 2000 of VANTAS Incorporated, the Company's executive suites subsidiary, with HQ Global Workplaces, Inc., had created the world's largest solutions provider. The Committee also considered the changing economic environment, particularly the Company's refocusing and restructuring. The Board of Directors also took into consideration the losses incurred by the Company in respect of its holdings in Internet-related businesses.

    EXECUTIVE COMPENSATION. The Company's executive compensation consists primarily of an annual salary, cash bonuses linked to the performance of the Company and long-term equity-based compensation.

    The annual base salaries of the Company's executive officers are set at levels designed to attract and retain exceptional individuals by rewarding them for individual and Company achievements. For fiscal 2000, the Company determined to forego paying an annual salary to its executive officers, except with respect to Mr. Neumann and Ms. Serra.

    In addition to salaries and bonuses, the Compensation Committee may also grant awards under the Company's stock option plans to executive officers and other key employees of the Company in order to focus the efforts of these employees on the long-term growth and success of the Company. Awards under the Company's stock option plans may be in the form of options, restricted stock or stock appreciation rights.

    In March 2000, the Company adopted a long-term incentive plan to provide an incentive to key employees of the Company and its affiliates. A detailed description of the plan and awards thereunder appears above under the heading "Long-Term Incentive Plan--Awards in Last Fiscal Year."

    CHIEF EXECUTIVE OFFICER. The Board of Directors determined the 2000 compensation of Mr. Rechler in accordance with the above discussion. For fiscal 2000, Mr. Rechler did not receive any salary or bonus. Information regarding the award granted to Mr. Rechler under the long-term incentive plan is set forth above.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on the Company's federal tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related and non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 2000 that it believes will be subject to the limitations set forth in section 162(m).

                                         Submitted by the Compensation Committee
                                          of the Board of Directors:

                                          Paul F. Amoruso
                                          Ronald S. Cooper

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. Amoruso and Cooper. During fiscal 2000, Mr. Donald Rechler and Mr. Scott Rechler served as members of the Company's Compensation Committee. Mr. Scott Rechler resigned from the Committee in March 2000. In June 2000, Mr. Donald Rechler resigned as a director of the Company and as a member of the Compensation Committee. Mr. Donald Rechler continues to serve as a member of the Company's Management Advisory Committee. Mr. Scott Rechler and Mr. Donald Rechler are also officers and directors of Reckson.

                            STOCK PERFORMANCE GRAPH

    The following graph provides a comparison of the cumulative total stockholder return on the Common Stock for the period from June 8, 1998 (the date upon which the Company's Common Stock began trading) to December 31, 2000 with the cumulative total return on the Nasdaq Composite Index (the "Nasdaq Index") and the Dow Jones Internet Index (Composite) (the "Dow Index"). Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock on June 8, 1998 and in the Nasdaq Index and the Dow Index on June 8, 1998 and (ii) the reinvestment of dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          FRONTLINE CAPITAL GROUP  NASDAQ COMPOSITE INDEX  DOW JONES INTERNET INDEX (COMPOSITE)
6/8/98                        100                     100                                   100
6/30/98                       120                     106                                   129
9/30/98                        85                      95                                   103
12/31/98                      150                     123                                   197
3/31/99                       164                     138                                   316
6/30/99                       550                     150                                   319
9/30/99                       575                     154                                   303
12/31/99                     2268                     228                                   519
3/31/00                      1600                     256                                   496
6/30/00                       775                     222                                   372
9/30/00                       598                     205                                   370
12/31/00                      484                     138                                   176

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for
(i) each stockholder of the Company holding more than a 5% beneficial interest in the Company, (ii) executive officers who are not directors of the Company and
(iii) the directors and executive officers of the Company as a group. Stock ownership of the directors of the Company appears under the heading "Information Regarding Nominees and Directors" in this Proxy Statement.

                                                                  SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED(1)
                                                              -------------------------------
NAME OF BENEFICIAL OWNERS                                      NUMBER     PERCENT OF TOTAL(2)
-------------------------                                     ---------   -------------------
Cohen & Steers Capital Management, Inc.(3)..................  4,634,500          12.58%
JAH Realties, L.P., JLH Realty Management Service, Inc.,
  Veritech Ventures LLC and Jon L. Halpern(4)...............  2,672,295           7.25%
Gotham Partners, L.P., Gotham Partners III, L.P., Gotham
  International Advisors, L.L.C., Gotham Holdings I L.L.C.
  and Gotham Holdings II, L.L.C.(5).........................  1,929,031           5.24%
Jeffrey D. Neumann..........................................    572,043           1.54%
All directors and executive officers as a group (9
  persons)..................................................  6,900,640          17.46%

------------------------

(1) All information has been determined as of April 23, 2001. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that person has the right to acquire pursuant to the exercise of stock options within 60 days.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percent ownership of any other person.

(3) This information is based upon information reported by the stockholder in filings made with the Commission. The address of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017.

(4) This information is based upon information reported by the stockholder in filings with the Commission. JAH Realties, L.P. ("JAH L.P.") beneficially owns 2,671,093 shares of Common Stock of the Company, JLH Realty Management Service, Inc. ("JLH Inc.") beneficially owns 2,671,335 shares of Common Stock of the Company, Veritech Ventures LLC ("Veritech") beneficially owns 1,731,597 shares of Common Stock of the Company and Jon L. Halpern beneficially owns 2,672,295 shares of Common Stock of the Company.
    Mr. Halpern is the sole stockholder of JLH Inc. JLH Inc. is the general partner of JAH L.P. JAH L.P. is the managing member of Veritech. The address of each of Mr. Halpern, JLH Inc., JAH L.P. and Veritech is c/o JAH Realties, L.P., 2 Manhattanville Road, Suite 205, Purchase, New York 10577.

(5) This information is based upon information reported by the stockholder in filings made with the Commission. Gotham Partners, L.P. beneficially owns 902,875 shares of Common Stock of the Company, Gotham Partners III, L.P. beneficially owns 32,304 shares of Common Stock of the Company, Gotham International Advisers, L.L.C. ("Gotham International") beneficially owns 445,493 shares of Common Stock of the Company, Gotham Holdings I, L.L.C. beneficially owns 479,791 shares of Common Stock of the Company and Gotham Holdings II, L.L.C. beneficially owns 68,568 shares of Common Stock of the Company. The address of each entity, other than Gotham International, is 110 East 42nd Street, New York, New York 10017. The address of Gotham International is c/o Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, P.O. Box 896, George Town, Grand Cayman, Cayman Islands, British West Indies.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Commission. Officers, directors and 10% Holders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied during 2000, except that Mr. Sidney Braginsky, Mr. Roger Rechler, Mr. Donald Rechler and Ms. Eileen Serra each failed to file one report on a timely basis during fiscal 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Scott H. Rechler, Michael Maturo, Mitchell D. Rechler and Roger Rechler, each of whom serves as a director and/or officer of FrontLine, serves as an officer and, in certain cases, a director of Reckson, and collectively beneficially own approximately 7.6% of Reckson's outstanding common stock (assuming the exercise of vested stock options and the exchange of partnership units in Reckson Operating Partnership for shares of common stock of Reckson) as of April 23, 2001.

    FrontLine and Reckson Operating Partnership are parties to an intercompany agreement whereby Reckson Operating Partnership has a right of first opportunity to make any REIT-qualified investments that become available to FrontLine. FrontLine has a right of first opportunity under the intercompany agreement to provide commercial services to Reckson Operating Partnership and the tenants of its properties at rates and on terms as attractive as either FrontLine provides to third parties or the best available for comparable services in the marketplace.

    In June 1998, the Company established a credit facility with Reckson Operating Partnership in the amount of $100 million (the "FrontLine Facility") for its service sector operations and other general corporate purposes. As of December 31, 2000, advances under the FrontLine Facility aggregated
$93.4 million (excluding interest which aggregated $12.2 million as of such date). These advances bear interest at 12% per annum with such rate increasing by 4% of the prior year's rate on outstanding borrowings. In addition, in 1998, Reckson Operating Partnership approved the funding of investments of up to $100 million in connection with Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital fund formed and managed by a subsidiary of the Company (the "RSVP Commitment"). Draws on the RSVP Commitment occur either in the form of advances to FrontLine (the "RSVP Facility") under a credit facility with terms similar to the FrontLine Facility or through direct investments by Reckson Operating Partnership in RSVP-controlled joint ventures. As of December 31, 2000, Reckson Operating Partnership had made advances under the RSVP Facility aggregating approximately $42.1 million (excluding interest which aggregated $1.6 million as of such date) and had invested approximately $41.1 million in RSVP-controlled joint venture investments. Both the FrontLine and RSVP Facilities expire in June 2003.

    In March 2001, the Boards of Directors of FrontLine and Reckson approved additional amendments to the FrontLine Facility and the RSVP Commitment pursuant to which (i) interest is payable only at maturity and (ii) Reckson may transfer all or any portion of its rights or obligations under the facilities to its affiliates. These amendments were requested by Reckson as a result of changes in REIT tax laws. In addition, the RSVP Facility was amended to increase the amount available thereunder by $10 million. In March 2001, Reckson Operating Partnership advanced approximately $24 million under the RSVP Commitment to fund RSVP-controlled joint ventures.

    The Company is entitled to a cumulative annual management fee of $2 million with respect to RSVP, of which $1.5 million is subordinate to the preferred equity investors receipt of an annual minimum rate of return of 16% and a return of their capital. The unsubordinated amount paid for the year ended December 31, 2000 was approximately
$0.5 million.

    In July 1999, certain senior officers of the Company were granted shares of restricted common stock of the Company and OnSite Access, Inc. ("OnSite"), a company in which FrontLine owns an approximately 22% interest. Certain of such officers elected to be taxed currently on such shares. These officers received loans from the Company to pay their aggregate tax liabilities in the following amounts. Scott H. Rechler--$537,542, Michael Maturo--$350,153, Jason M. Barnett--$571,763 and Jeffrey D. Neumann--$1,111,762 (the "Tax Loans"). In addition, in order to provide some liquidity to certain executives of the Company in respect of the interests granted under the Company's long-term incentive plan ("LTIP"), in April 2000 the Company made advances in the amount of $1 million to Scott H. Rechler and $600,000 to each of Messrs. Maturo, Neumann and Barnett (the "Loans"). The Tax Loans were forgiven in accordance with their terms in July 2000 and each officer received a tax payment upon forgiveness of the loan. In March 1999, Messrs. Rechler, Maturo, Barnett and Neumann were granted shares of restricted common stock of the Company and OnSite in respect of fiscal year 1998. In accordance with the terms of these grants, each of these officers received a tax payment in fiscal 2000 to pay their aggregate tax liabilities with respect to these grants that have become fully vested.

    The loans bear interest at a rate of 6.6% per year had have a year maturity. The principal amount of each loan, together with accrued interest, is forgiven upon maturity, provided the officer is still employed by the Company. In addition, each loan is forgiven upon a change-in-control of the Company, the death or permanent disability of the borrowing officer or a reduction in the nature or scope of his duties. Each officer is also entitled to a tax payment upon forgiveness of the loan.

    From January through March 2000, the Company rented office space at 230 Park Avenue, New York, New York from VANTAS Incorporated, the predecessor to HQ Global Workplaces, Inc. ("HQ"), a subsidiary of the Company, for approximately $58,000. From April through December 2000, the Company leased office space at 1350 Avenue of the Americas, New York, New York, from a subsidiary of Reckson for approximately $558,000. The Company currently rents office space from HQ for its executive offices located at 90 Park Avenue, New York, New York; the rent for the portion of December 2000 during which the Company occupied such space was approximately $9,700.

    FrontLine and RSVP reimburse Reckson Operating Partnership for certain general and administrative expenses (including payroll expenses) incurred by Reckson Operating Partnership for their benefit. During 2000, FrontLine and RSVP reimbursed Reckson Operating Partnership approximately $1.3 million for such expenses. In December 2000, the Company issued 15,000 shares of its common stock to an affiliate of Reckson as reimbursement for the 15,000 shares of FrontLine common stock paid by the affiliate of Reckson to a non-executive employee on FrontLine's behalf.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    For a proposal of a stockholder to be presented to an annual meeting, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act ("Rule 14a-8"), the Secretary of the Company must receive written notice thereof on or before the date specified in the Company's Bylaws and the proponent or a representative of the proponent must attend the annual meeting. In addition, pursuant to Rule 14a-4 of the Exchange Act, if a stockholder failed to notify the Company at least 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting, management proxies are allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

    For a proposal of a stockholder to be presented to the Company's 2002 annual meeting of stockholders, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after March 31, 2002 and on or before April 15, 2002 unless the 2002 annual meeting of stockholders is scheduled to take place on or before June 21, 2002. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 90th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: FrontLine Capital Group, 90 Park Avenue, New York, New York 10016, Attn: Mitchell D. Rechler, Secretary.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                                                         ANNEX A

                                AUDIT COMMITTEE
              OF THE BOARD OF DIRECTORS OF FRONTLINE CAPITAL GROUP
                          CHARTER (FEBRUARY 22, 2000)

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

    Review and appraise the audit efforts of the Company's independent accountants, recognizing that the independent accountants are ultimately accountable to the Board of Directors and/or the Audit Committee and that the Board of Directors and/or the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III. of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent directors" as such term may be defined in the listing standards of the Nasdaq or other national securities exchange upon which the Company's securities may be listed. Under the current definition, members of the Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, including, but not limited to:

    EMPLOYEES. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director may serve on the Audit Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

    COMPENSATION. A director who has accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

    IMMEDIATE FAMILY. A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer.

    PARTNERSHIP. A director who is a partner in, or controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, of from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

    CROSS COMPENSATION COMMITTEE LINK. A director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

    All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

    The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review quarterly financial information and other data prior to public release of quarterly earnings information.

4. Review with management and the independent accountant at the completion of the annual audit:

    The Company's annual financial statements and related footnotes and the Company's annual report on Form 10-K.

    The independent accountant's audit of the financial statements and his or her report thereon.

    Any significant changes required in the independent accountant's audit plan.

    Any serious difficulties or disputes with management encountered during the course of the audit.

    Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

INDEPENDENT ACCOUNTANTS

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all non-audit services (and/or associated fees) and other relationships the accountants and its affiliates have with the Company to determine the accountants' independence. Review annually independent accountants' letter relating to their independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES

8. Review with management and the independent accountants the integrity of the Company's internal controls and procedures.

9. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external, and any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

12. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

13. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

LEGAL COMPLIANCE

16. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

17. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

18. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                             FRONTLINE CAPITAL GROUP
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

      The undersigned hereby constitutes and appoints Scott H. Rechler and Paul
F. Amoruso, and either of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of FrontLine Capital Group (the "Company") held of record by the undersigned as of the close of business on April 30, 2001, on behalf of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the MGM auditorium located adjacent to the lobby at 1350 Avenue of the Americas, New York, New York, 10:00 A.M., local time, on Thursday, June 28, 2001, and at any adjournments or postponements thereof.

      When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the three nominees of the Board of Directors listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

                                                              ----------------
           Please vote and sign on other side and             SEE REVERSE
          return promptly in the enclosed envelope.           SIDE
                                                              ----------------

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             FRONTLINE CAPITAL GROUP



                                  JUNE 28, 2001


--------------------------------------------------------------------------------
1. ELECTION OF     FOR   WITHHELD     Nominees: Sidney Braginsky, Ronald S.
CLASS III                             Cooper, Douglas A. Sgarro
DIRECTORS          /_/      /_/
--------------------------------------------------------------------------------
Instruction: to withhold authority
to vote for an individual nominee,
write that nominee's name in the
space provided below

--------------------------------

---------------

--------------------------------------------------------------------------------
2. RATIFICATION of the       FOR     AGAINST   ABSTAIN
appointment of Ernst &
Young LLP as the Company's   /_/       /_/        /_/
independent auditors for
the fiscal year ended
December 31, 2001.
--------------------------------------------------------------------------------
3. GRANT AUTHORITY to vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.
--------------------------------------------------------------------------------
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.
--------------------------------------------------------------------------------
Mark here for address change and note below     /_/
--------------------------------------------------------------------------------

Signature: ___________________________Date:____

Signature:___________________________Date:________
             If Held Jointly

--------------------------------------------------------------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------


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